                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2005, by and between  OPPENHEIMER MAIN STREET FUNDS, INC.  (hereinafter  referred to as the "Corporation"), and OPPENHEIMERFUNDS,  INC. (hereinafter referred to as
"OFI").

      WHEREAS,  the  Corporation  is  an  open-end,   non-diversified   series
management  investment  company  registered  as such with the  Securities  and
Exchange Commission (the "Commission")  pursuant to the Investment Company Act of 1940 (the  "Investment  Company Act"),  and OFI is a registered  investment adviser; and

      WHEREAS,  OPPENHEIMER  MAIN STREET FUND (the  "Fund") is a series of the
Corporation having a separate  portfolio,  investment  policies and investment restrictions;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions.

      The Corporation  hereby employs OFI and OFI hereby  undertakes to act as the  investment  adviser  of the Fund and to  perform  for the Fund such other duties  and  functions  as  are  hereinafter  set  forth.  OFI  shall,  in all matters,  give to the  Fund  and the  Corporation's  Board  of  Directors  the
benefit of its best judgment,  effort,  advice and  recommendations and shall, at all times  conform  to,  and use its best  efforts  to  enable  the Fund to conform to: (i) the provisions of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any  other  applicable  provisions  of state or federal  law;  (iii) the  provisions  of the  Articles  of  Incorporation  and
By-Laws of the  Corporation  as amended from time to time;  (iv)  policies and determinations  of  the  Board  of  Directors  of  the  Corporation;  (v)  the
fundamental  policies and investment  restrictions of the Fund as reflected in the Corporation's  registration  statement under the Investment Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the Corporation in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the Directors and officers of the Corporation  with respect to any matters  dealing with the business  and affairs of the  Corporation  including the valuation of portfolio  securities of the Fund which securities are either not registered for public sale or not traded on any securities market.

2.    Investment Management.

      (a)   OFI  shall,   subject  to  the   direction   and  control  by  the
Corporation's Board of Directors,  (i) regularly provide investment advice and recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.
      (b)   Provided  that the  Corporation  shall not be  required to pay any compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)   Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d)   Nothing  in  this  Agreement  shall  prevent  OFI or  any  officer thereof  from  acting as  investment  adviser  for any other  person,  firm or corporation  and  shall  not in any way  limit or  restrict  OFI or any of its directors,  officers,  stockholders  or  employees  from  buying,  selling  or trading  any  securities  for its or their own  account or for the  account of others for whom it or they may be acting,  provided that such  activities will not adversely  affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic reports with respect to operations of the Fund for its  shareholders;
composition of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such registration  statements as may be required by Federal and state  securities  laws for continuous  public sale of shares of the Fund.
OFI shall,  at its own cost and expense,  also provide the Fund with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide  such  officers for the  Corporation  as the  Corporation's  Board may
request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Corporation,  including, but not limited to:
(i) interest and taxes; (ii) brokerage  commissions;  (iii) insurance premiums
for  fidelity  and  other   coverage   requisite  to  its   operations;   (iv)
compensation  and expenses of its  directors  other than those  associated  or affiliated  with  OFI;  (v)  legal  and audit  expenses;  (vi)  custodian  and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;  (viii) expenses incident to the issuance of its shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove  provided,  incident to the  registration under  Federal  and state  securities  laws of  shares of the Fund for  public sale;  (x)  expenses  of  printing  and  mailing  reports,  notices  and proxy materials to shareholders  of the Fund; (xi) except as noted above,  all other expenses incidental to holding meetings of the Fund's shareholders;  and (xii)
such extraordinary  non-recurring expenses as may arise, including litigation, affecting the Fund and any legal  obligation  which the  Corporation  may have
(on behalf of the Fund) to indemnify its officers and  directors  with respect thereto.  Any  officers  or  employees  of  OFI  or  any  entity  controlling, controlled  by or  under  common  control  with  OFI,  who may  also  serve as officers,  directors  or employees  of the  Corporation  shall not receive any compensation  from the  Corporation  for their  services.  The  expenses  with respect to any two or more series of the  Corporation  shall be  allocated  in
proportion  to  the  net  assets  of  the   respective   series  except  where
allocations of direct expenses can be made.

5.    Compensation of OFI.

      The  Corporation  agrees to pay OFI on behalf of the Fund and OFI agrees to  accept as full  compensation  for the  performance  of all  functions  and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the  aggregate net asset value of the Fund as of the close of each business  day and  payable  monthly at the  annual  rate of 0.65% of the first
$200 million of net assets, 0.60% of the next $150 million,  0.55% of the next
$150 million and 0.45% of net assets in excess of $500 million.

6.    Use of Name "Main Street."

      OFI  hereby  grants to the  Corporation  a  royalty-free,  non-exclusive license to use the name "Main Street" in the name of the  Corporation  and the
Fund  for the  duration  of this  Agreement  and any  extensions  or  renewals thereof.  To the extent  necessary  to protect  OFI's rights to the name "Main
Street"  under  applicable  law,  such license shall allow OFI to inspect and, subject to control by the Corporation's  Board, control the nature and quality of services  offered by the  Corporation  under such name.  Such  license may, upon  termination of this Agreement,  be terminated by OFI, in which event the
Corporation  shall  promptly take  whatever  action may be necessary to change its name and the name of the Fund and  discontinue any further use of the name
"Main Street" in the name of the  Corporation  or the Fund or  otherwise.  The name "Main  Street" may be used or licensed by OFI in  connection  with any of its activities, or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a)   OFI is  authorized,  in  arranging  the  purchase  and sale of the
Fund's  portfolio  securities,   to  employ  or  deal  with  such  members  of
securities  or  commodities   exchanges,   brokers  or  dealers   (hereinafter
"broker-dealers"),  including  "affiliated"  broker-dealers  (as that  term is defined  in the  Investment  Company  Act),  as  may,  in its  best  judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and  reliable  execution  at the most  favorable  security price  obtainable) of the Fund's portfolio  transactions as well as to obtain, consistent  with the provisions of  subparagraph  (c) of this paragraph 7, the benefit of such  investment  information or research as will be of significant assistance to the performance by OFI of its investment management functions.

      (b)   OFI shall  select  broker-dealers  to effect the Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)   OFI shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions to  broker-dealers, other than an affiliated broker-dealer,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for  which OFI or its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange Act of 1934) and to cause the  Corporation to pay such  broker-dealers  a commission for effecting a portfolio  transaction  for the Fund that is in excess of the amount of commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of OFI or its affiliates  with respect to the accounts as to which they exercise  investment discretion.  In  reaching  such  determination,  OFI will not be  required  to place or attempt  to place a specific  dollar  value on the  brokerage  and/or research  services  provided  or  being  provided  by such  broker-dealer.  In demonstrating that such  determinations  were made in good faith, OFI shall be
prepared  to  show  that  all   commissions   were   allocated   for  purposes
contemplated  by this  Agreement  and that the total  commissions  paid by the
Corporation  over  a  representative  period  selected  by  the  Corporation's directors were reasonable in relation to the benefits to the Fund.

      (d)   OFI shall have no duty or obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Directors of the Corporation and the provisions of this paragraph 7.

      (e)   The Corporation recognizes that an affiliated  broker-dealer:  (i)
may act as one of the  Fund's  regular  brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage  commissions paid by the
Corporation;  and (iii) may effect portfolio transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are  determined  in  accordance  with  procedures  contemplated  by any  rule, regulation or order adopted under the Investment  Company Act for  determining the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall remain in effect until two years from the date of execution hereof,  and thereafter  will  continue  in  effect  from  year  to  year,  so long as such continuance shall be approved at least annually by the Corporation's  Board of
Directors,  including  the  vote  of  the  majority  of the  Directors  of the
Corporation who are not parties to this Agreement or "interested  persons" (as defined in the Investment  Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting  securities of the Fund and by such a vote of the  Corporation's  Board of Directors.

9.    Termination.

      This  Agreement  may be  terminated:  (i) by  OFI  at any  time  without penalty upon sixty days' written notice to the  Corporation  (which notice may be waived by the Corporation);  or (ii) by the Corporation at any time without penalty upon sixty days' written  notice to OFI (which notice may be waived by
OFI) provided that such  termination by the  Corporation  shall be directed or approved by the vote of a majority of all of the directors of the  Corporation then  in  office  or by  the  vote  of  the  holders  of a  "majority"  of the outstanding  voting  securities  of the Fund  (as  defined  in the  Investment
Company Act).

10.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities   of  the   Fund.   This   Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    OPPENHEIMER MAIN STREET FUNDS, INC.

                                    By:  ________________________
                                         Robert G. Zack,  Vice  President  and
Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By:  _________________________
                                         John V. Murphy
                                         Chairman, President & Chief Executive
Officer